UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

______________________

Date of Report (Date of earliest event reported):     February 1, 2007

eCollege.com

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

One N. LaSalle Street, Suite 1800, Chicago, Illinois 60602

(Address of principal executive offices)

Registrant's telephone number, including area code: (312) 706-1710

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 1, 2007, eCollege.com (the “Company”) entered into amendments to the employment agreements of Oakleigh Thorne, the Company’s Chairman of the Board and Chief Executive Officer, Douglas Kelsall, the Company’s President and Chief Operating Officer, and Reid Simpson, the Company’s Chief Financial Officer, and Datamark, Inc., a wholly-owned subsidiary of the Company, entered into an amendment to the employment agreement of Thomas Dearden, Chief Executive Officer of the Company’s Datamark division. The amendments reduce such executives’ target bonus opportunities under the eCollege 2007 Financial Performance-Based Bonus Plan. Pursuant to such plan, which was approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) on February 1, 2007 and in which substantially all salaried employees of the Company and its subsidiaries participate, Messrs. Thorne, Kelsall, Simpson and Dearden are eligible to receive cash bonuses in amounts up to 150% of the target opportunities specified in their respective employment agreements based upon the performance of the Company’s continuing operations (in the case of Messrs. Thorne, Kelsall and Simpson) or the Company’s Datamark division (in the case of Mr. Dearden) as compared to revenue and earnings targets. The amendments to the employment agreements, which apply solely to bonuses for the year ended December 31, 2007, reduce the executives’ target bonuses under the plan as follows:

•	Mr. Thorne – from 90% of annual salary (currently $400,000) to 22.5% of annual salary.
•	Mr. Kelsall – from 75% of annual salary (currently $335,000) to 37.5% of annual salary.
•	Mr. Simpson – from 60% of annual salary (currently $270,000) to 15% of annual salary.
•	Mr. Dearden – from 80% of annual salary (currently $225,000) to 40% of annual salary.

The amendments to the employment agreements are attached as Exhibits to this filing and incorporated herein by reference.

Also on February 1, 2007, the Compensation Committee approved an incentive plan that is designed to reward Messrs. Thorne, Kelsall, Simpson and Dearden, as well as other executives and key employees, in the event that the Company is successful in its efforts to sell the Datamark division. Under such plan, these executives would receive cash bonuses upon the closing of a Datamark sale if the consideration received by the Company in such sale exceeds the threshold set forth in the incentive plan. Payouts would be implemented on a sliding scale, with payouts increasing with increased consideration amounts. The potential payouts for Messrs. Thorne, Kelsall, Simpson and Dearden are as follows:

•	Mr. Thorne – 20% to 110% of annual salary.
•	Mr. Kelsall – 10% to 45% of annual salary.
•	Mr. Simpson – 20% to 80% of annual salary.
•	Mr. Dearden – 20% to 190% of annual salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2007

eCollege.com
By: /s/ Oakleigh Thorne Oakleigh Thorne, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	First Amendment to Employment Agreement between Oakleigh Thorne and eCollege.com dated August 9, 2004
99.2	First Amendment to Employment Agreement between Douglas Kelsall and eCollege.com dated August 9, 2004
99.3	First Amendment to Employment Agreement between Reid Simpson and eCollege.com dated August 9, 2004
99.4	First Amendment to Employment Agreement between Thomas Dearden and Datamark, Inc. dated September 15, 2003